ABSHE2007-HE1
Loans >= 500000
Balance: 60,556,639
100 records

Selection Criteria: Loans >= 500000
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
500,001 - 600,000	63	$34,211,964.00	56.43%	651	81.46%	8.066%	95.23%
600,001 - 700,000	26	16,927,300.00	27.92	652	84.49	8.289	100.00
700,001 >=	11	9,484,650.00	15.65	664	77.66	7.905	100.00
Total:	100	$60,623,914.00	100.00%	653	81.71%	8.103%	97.31%

Mimimum Original Balance: 500,500.00
Maximum Original Balance: 1,157,000.00
Average Original Balance: 606,239.14

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
500,001 - 600,000	63	$34,179,080.34	56.44%	651	81.46%	8.066%	95.23%
600,001 - 700,000	26	16,906,167.15	27.92	652	84.49	8.289	100.00
700,001 >=	11	9,471,391.41	15.64	664	77.66	7.905	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Mimimum Remaining Balance: 500,202.32
Maximum Remaining Balance: 1,154,061.98
Average Remaining Balance: 605,566.39

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
526 - 550	3	$2,055,331.60	3.39%	540	73.40%	9.310%	100.00%
551 - 575	12	6,737,302.28	11.13	566	76.89	8.903	100.00
576 - 600	6	3,598,693.81	5.94	589	84.66	8.737	100.00
601 - 625	10	5,946,263.27	9.82	612	79.72	7.945	100.00
626 - 650	17	10,819,792.81	17.87	639	84.34	8.259	100.00
651 - 675	19	11,275,927.48	18.62	663	83.66	7.976	100.00
676 - 700	13	7,390,198.02	12.20	688	83.72	8.123	92.83
701 - 725	9	5,556,898.18	9.18	711	81.22	7.433	89.30
726 - 750	5	3,122,862.55	5.16	737	82.35	7.655	100.00
751 - 775	3	1,790,066.06	2.96	766	75.40	6.710	71.73
776 - 800	2	1,693,702.84	2.80	790	80.79	6.921	100.00
801 - 825	1	569,600.00	0.94	802	80.00	8.125	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum FICO: 536
Maximum FICO: 802
WA FICO: 653
nzwa FICO: 653

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
301 - 360	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum Original Term: 360
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
181 - 348	2	$1,022,199.45	1.69%	668	89.16%	6.858%	100.00%
349 - 360	98	59,534,439.45	98.31	653	81.58	8.125	97.26
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum Remaining Term: 348
Maximum Remaining Term: 358
WA Remaining Term: 356

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family (detached)	66	$39,176,528.06	64.69%	651	81.95%	7.970%	98.65%
Detached PUD	19	12,636,162.49	20.87	646	79.65	8.206	100.00
Two-to-four family units	13	7,558,410.73	12.48	674	83.76	8.691	92.13
Condo under 5 stories	2	1,185,537.62	1.96	684	82.73	7.673	57.32
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Owner Occupied	97	$58,926,585.94	97.31%	652	81.74%	8.120%	100.00%
Investment Property	2	1,124,052.96	1.86	705	80.88	8.100	0.00
Second/Vacation	1	506,000.00	0.84	764	79.69	6.125	0.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
EQUITY REFINANCE	53	$32,936,806.18	54.39%	646	80.54%	8.037%	98.39%
PURCHASE	40	23,762,188.00	39.24	661	83.32	8.292	97.50
RATE/TERM REFINANCE	7	3,857,644.72	6.37	673	81.78	7.507	86.88
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
50.01 - 60.00	5	$2,728,299.10	4.51%	581	56.43%	8.039%	100.00%
60.01 - 70.00	7	4,354,928.58	7.19	609	67.59	8.353	100.00
70.01 - 80.00	45	28,141,575.21	46.47	681	78.81	7.691	96.32
80.01 - 90.00	26	15,646,568.61	25.84	628	86.82	8.322	96.20
90.01 - 100.00	17	9,685,267.40	15.99	655	95.36	8.852	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum Loan-to-Value Ratio: 53.33
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 81.71

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
50.01 - 60.00	5	$2,728,299.10	4.51%	581	56.43%	8.039%	100.00%
60.01 - 70.00	7	4,354,928.58	7.19	609	67.59	8.353	100.00
70.01 - 75.00	5	3,741,402.43	6.18	707	74.36	6.890	100.00
75.01 - 80.00	10	6,660,501.59	11.00	671	79.09	7.933	84.45
80.01 - 85.00	13	8,016,904.42	13.24	637	83.46	8.389	92.58
85.01 - 90.00	13	7,792,753.24	12.87	622	89.15	8.185	100.00
90.01 - 95.00	19	10,826,379.62	17.88	654	90.44	8.435	100.00
95.01 - 100.00	28	16,435,469.92	27.14	680	82.25	7.996	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Min CLTV: 53.33%
Max CLTV: 100.00%
WA CLTV: 87.32%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Alabama	1	$543,405.05	0.90%	543	85.00%	10.940%	100.00%
Arizona	2	1,180,866.32	1.95	765	80.00	7.465	100.00
California	54	32,335,863.42	53.40	654	81.64	7.938	100.00
Connecticut	2	1,673,542.84	2.76	729	75.04	6.462	100.00
District of Columbia	1	598,109.15	0.99	570	54.05	8.375	100.00
Florida	10	6,197,793.40	10.23	623	79.41	8.280	100.00
Hawaii	1	513,796.69	0.85	622	70.00	9.900	100.00
Illinois	2	1,249,074.77	2.06	670	78.41	8.541	57.60
Maryland	3	2,106,151.74	3.48	646	83.40	7.660	100.00
Michigan	1	527,199.99	0.87	639	80.00	7.900	100.00
Minnesota	1	684,000.00	1.13	676	80.00	8.750	100.00
Nevada	1	523,903.83	0.87	564	93.75	10.350	100.00
New Jersey	6	3,536,790.37	5.84	657	89.91	8.647	85.69
New York	9	5,199,380.15	8.59	687	84.33	8.287	88.57
Oregon	2	1,218,711.59	2.01	602	82.79	8.827	100.00
Texas	1	563,977.42	0.93	628	95.00	8.500	100.00
Virginia	1	534,857.75	0.88	717	80.00	7.750	100.00
Washington	2	1,369,214.42	2.26	613	78.85	8.250	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Total Number Of Stated Represented:: 17
Washington DC (# of loans from DC): 1

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Documentation	46	$28,925,002.96	47.77%	643	81.09%	7.755%	98.25%
Stated Documentation	54	31,631,635.94	52.23	663	82.28	8.421	96.45
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	1	$1,154,061.98	1.91%	786	74.65%	5.995%	100.00%
6.001 - 6.500	5	2,831,067.63	4.68	720	79.02	6.396	82.13
6.501 - 7.000	12	7,192,557.93	11.88	668	78.79	6.874	100.00
7.001 - 7.500	12	7,161,422.11	11.83	675	81.56	7.343	100.00
7.501 - 8.000	20	11,407,859.32	18.84	661	82.44	7.825	94.79
8.001 - 8.500	17	10,363,394.15	17.11	649	79.43	8.342	94.89
8.501 - 9.000	18	11,695,522.18	19.31	626	79.93	8.767	100.00
9.001 - 9.500	6	3,609,899.95	5.96	615	88.93	9.217	100.00
9.501 - 10.000	5	3,032,280.24	5.01	623	89.39	9.844	100.00
10.001 - 10.500	2	1,043,669.74	1.72	620	96.86	10.275	100.00
10.501 - 11.000	2	1,064,903.67	1.76	606	89.90	10.847	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum Rate: 5.995
Maximum Rate: 10.940
WA Rate: 8.103

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
11.501 - 12.000	1	$1,154,061.98	2.07%	786	74.65%	5.995%	100.00%
12.501 - 13.000	7	4,498,547.15	8.06	686	81.45	6.829	100.00
13.001 - 13.500	8	4,764,694.15	8.54	690	84.58	6.975	89.38
13.501 - 14.000	14	7,721,731.66	13.84	652	82.72	7.673	100.00
14.001 - 14.500	15	8,974,098.59	16.09	662	79.57	8.025	100.00
14.501 - 15.000	16	9,843,212.11	17.64	634	82.35	8.292	93.96
15.001 - 15.500	10	5,961,284.11	10.69	625	82.05	8.701	91.12
15.501 - 16.000	15	9,515,703.17	17.06	634	82.20	9.132	100.00
16.001 - 16.500	4	2,288,521.15	4.10	611	92.88	9.802	100.00
16.501 - 17.000	2	1,064,903.67	1.91	606	89.90	10.847	100.00
Total:	92	$55,786,757.74	100.00%	651	82.43%	8.183%	97.08%

Minimum Maximum Rate: 11.995
Maximum Maximum Rate: 16.940
WA Maximum Rate: 14.574

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
3.001 - 3.500	1	$504,710.74	0.90%	632	90.00%	7.690%	100.00%
4.001 - 4.500	3	1,851,109.14	3.32	618	78.26	7.594	100.00
4.501 - 5.000	4	2,919,142.16	5.23	720	81.65	6.880	100.00
5.001 - 5.500	4	2,281,011.82	4.09	685	86.00	7.964	100.00
5.501 - 6.000	9	5,752,783.30	10.31	680	81.51	7.344	91.20
6.001 - 6.500	28	17,156,984.41	30.75	657	82.95	7.963	93.45
6.501 - 7.000	18	10,485,319.59	18.80	644	79.57	8.156	100.00
7.001 - 7.500	9	5,534,334.24	9.92	629	76.39	8.475	100.00
7.501 - 8.000	16	9,301,362.34	16.67	619	88.64	9.572	100.00
Total:	92	$55,786,757.74	100.00%	651	82.43%	8.183%	97.08%

Minimum Gross Margin: 3.190
Maximum Gross Margin: 7.905
WA Gross Margin: 6.443

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.500	2	$1,022,199.45	1.83%	668	89.16%	6.858%	100.00%
2.000	35	20,803,415.96	37.29	644	80.04	8.136	92.16
2.910	1	624,761.11	1.12	653	78.13	7.990	100.00
3.000	54	33,336,381.22	59.76	654	83.80	8.257	100.00
Total:	92	$55,786,757.74	100.00%	651	82.43%	8.183%	97.08%

Min Initial Cap: 1.500%
Max Initial Cap: 3.000%
WA Initial Cap: 2.599%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	61	$37,324,592.30	66.91%	656	83.67%	8.215%	100.00%
1.500	31	18,462,165.44	33.09	640	79.93	8.118	91.17
Total:	92	$55,786,757.74	100.00%	651	82.43%	8.183%	97.08%

Min PERCAP: 1.000%
Max PERCAP: 1.500%
WA PERCAP: 1.165%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2008-01	2	$1,022,199.45	1.83%	668	89.16%	6.858%	100.00%
2008-08	17	10,939,552.88	19.61	616	81.35	8.494	100.00
2008-09	10	5,812,505.34	10.42	681	79.72	7.680	100.00
2008-10	43	25,493,707.55	45.70	641	82.07	8.296	93.61
2008-11	5	2,988,577.42	5.36	678	92.84	8.383	100.00
2009-08	4	2,822,582.78	5.06	733	79.67	7.199	100.00
2009-09	4	2,502,473.79	4.49	636	85.02	8.251	100.00
2009-10	5	3,001,892.21	5.38	675	83.46	8.639	100.00
2011-10	2	1,203,266.32	2.16	724	80.00	7.066	100.00
Total:	92	$55,786,757.74	100.00%	651	82.43%	8.183%	97.08%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	31	$19,480,813.47	32.17%	659	82.70%	8.543%	91.63%
12	5	3,240,432.32	5.35	634	82.86	8.752	100.00
24	46	26,638,004.74	43.99	634	82.57	8.093	100.00
36	18	11,197,388.37	18.49	695	77.60	7.175	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
ARM - 2/28	16	$9,605,068.20	15.86%	600	84.19%	9.014%	100.00%
ARM - 2/28 - 2 Yr IO	1	544,000.00	0.90	659	80.00	7.500	100.00
ARM - 2/28 - 40 Yr Balloon	34	20,346,276.67	33.60	640	79.92	8.200	94.48
ARM - 2/28 - 5 Yr IO	19	11,502,449.41	18.99	671	84.63	7.769	95.60
ARM - 2/28 - 50 Yr Balloon	7	4,258,748.36	7.03	676	85.06	8.042	100.00
ARM - 3/27	2	1,213,315.87	2.00	709	80.00	8.379	100.00
ARM - 3/27 - 40 Yr Balloon	7	4,736,078.95	7.82	685	83.54	8.175	100.00
ARM - 3/27 - 5 Yr IO	3	1,833,777.44	3.03	665	82.87	7.511	100.00
ARM - 3/27 - 50 Yr Balloon	1	543,776.52	0.90	668	80.00	7.800	100.00
ARM - 5/25 - 40 Yr Balloon	1	611,266.32	1.01	730	80.00	6.850	100.00
ARM - 5/25 - 5 Yr IO	1	592,000.00	0.98	717	80.00	7.290	100.00
Fixed - 30 Yr	5	2,926,438.61	4.83	693	70.54	7.343	100.00
Fixed - 30 Yr - 5 Yr IO	1	665,000.00	1.10	702	95.00	7.250	100.00
Fixed - Balloon 40/30	2	1,178,442.55	1.95	660	67.90	6.686	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
A4AL	56	$33,679,985.26	55.62%	657	83.69%	8.023%	95.16%
A5AL	30	18,443,981.88	30.46	655	81.11	8.326	100.00
AMAL	2	1,304,298.73	2.15	638	81.71	8.425	100.00
AXAL	7	4,508,974.27	7.45	664	81.39	7.372	100.00
B AL	4	2,105,602.07	3.48	571	58.85	8.355	100.00
C AL	1	513,796.69	0.85	622	70.00	9.900	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.00	1	$504,710.74	0.83%	632	90.00%	7.690%	100.00%
5.01 - 10.00	1	719,301.37	1.19	725	80.00	7.600	100.00
10.01 - 15.00	2	1,833,663.40	3.03	705	78.49	7.229	100.00
15.01 - 20.00	2	1,095,183.43	1.81	632	66.74	7.199	100.00
20.01 - 25.00	3	2,131,344.52	3.52	576	71.71	8.118	100.00
25.01 - 30.00	5	2,794,112.68	4.61	656	85.13	7.720	81.89
30.01 - 35.00	7	5,028,193.46	8.30	669	83.96	8.041	100.00
35.01 - 40.00	6	3,549,616.63	5.86	674	86.25	7.772	100.00
40.01 - 45.00	19	10,961,647.41	18.10	673	82.17	8.096	94.58
45.01 - 50.00	40	23,692,746.29	39.12	657	82.86	8.171	97.76
50.01 - 55.00	13	7,710,791.99	12.73	607	77.09	8.615	100.00
55.01 - 60.00	1	535,326.98	0.88	587	94.87	8.500	100.00
Total:	100	$60,556,638.90	100.00%	653	81.71%	8.103%	97.31%

Minimum: 0.00
Max DTI: 57.00
nzwa DTI: 42.63

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Jan 19, 2007 12:27

11 Madison Avenue - Fifth floor
NY, NY 10010

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.